UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 2010

MEMC Electronic Materials, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-13828	56-1505767
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

501 Pearl Drive (City of O’Fallon) St. Peters, Missouri	63376
(Address of principal executive offices)	(Zip Code)

(636) 474-5000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 19, 2010, the Board of Directors of MEMC Electronic Materials, Inc. (the “Company”) adopted amendments to the Company’s By-Laws, effective immediately. A copy of the Restated By-Laws, as amended, is filed with this Form 8-K as Exhibit 3.1. The amendments consist of conforming changes to the requirements of the Restated Certificate of Incorporation of the Company, as amended, clarifying that in order to make a nomination for election to the Board of Directors, a shareholder must be a shareholder of record both on the record date for the determination of shareholders entitled to vote at such meeting and at the time of giving notice to the Company of the nomination. The amendments also clarify that any shareholder making a nomination must comply with the requirements of the Restated Certificate of Incorporation, as amended, in addition to the By-Laws.

A copy of the By-Laws, as amended, is filed as Exhibit 3.1 to this Form 8-K and is incorporated in this Item 5.03 by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits	Item

3.1	By-Laws of Registrant, Amended and Restated as of January 19, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MEMC ELECTRONIC MATERIALS, INC.

Date: January 25, 2010	By:	/S/ BRADLEY D. KOHN
	Name:	Bradley D. Kohn
	Title:	Senior Vice President – Legal and Business Development

Exhibit Index

Number	Item

3.1	By-Laws of Registrant, Amended and Restated as of January 19, 2010